                                                                    Exhibit 23.1


[LOGO/LETTERHEAD COOPERS & LYBRAND]




                      CONSENT OF INDEPENDENT ACCOUNTANTS


  We consent to the incorporation by reference in the registration statement of Vitronics Corporation on Form S-3 (File No. 33-58811) and Form S-8 (File Nos. 33-78720 and 33-61119) of our report dated February 22, 1996, on our audits of the consolidated financial statements and financial statement schedule of Vitronics Corporation as of December 31, 1995 and 1994, and for the years ended December 31, 1995, 1994, and 1993, which report is included in this Annual Report on Form 10-K.




Boston, Massachusetts                             /s/ Coopers & Lybrand L.L.P.
March 29, 1996